UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2025

CYCLERION THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Massachusetts	001-38787	83-1895370
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 First Street, 18th Floor
Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 327-8778

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CYCN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On March 21, 2025, Cyclerion Therapeutics, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with the investors named therein, including Peter Hecht and Michael Higgins, who serve as members of the Company’s Board of Directors (each, an “Investor” and collectively, the “Investors”) for the private placement of 499,998 shares (the “Shares”) of the Company’s common stock, no par value per share (the “Common Stock”), at an offering price of $2.75 per Share (the “Private Placement”). The Private Placement closed on March 25, 2025 and the gross proceeds of the Private Placement were $1.375 million, before deducting expenses. The Company intends to use the net proceeds from the Private Placement for general corporate purposes.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and other obligations of the parties.

The Shares issued pursuant to the Purchase Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and will be issued pursuant to the exemption from registration provided for under Section 4(a)(2) of the Securities Act as a transaction not involving a public offering.

Registration Rights Agreement

In connection with the Private Placement, the Company and the Investors entered into a Registration Rights Agreement, dated March 21, 2025 (the “Registration Rights Agreement”), pursuant to which the Company agreed to register the resale of the Shares pursuant to a registration statement (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) no later than May 9, 2025. The Company has agreed to use reasonable best efforts to cause the Registration Statement to be declared effective by the earliest possible date, but in no event later than (i) the 75th calendar day following the filing date of the Registration Statement if the SEC notifies the Company that it will “review” the Registration Statement and (ii) the fifth business day after the date the Company is notified by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review. The Company has also agreed to keep the Registration Statement continuously effective from the date on which the SEC declares the Registration Statement to be effective until (i) the date on which the Investors have resold all Registrable Securities (as such term is defined in the Registration Rights Agreement) covered by the Registration Statement and (ii) the date on which no Registrable Securities remain outstanding.

The Company has granted the Investors customary indemnification rights in connection with the Registration Rights Agreement. The Investors have also granted the Company customary indemnification rights in connection with the Registration Rights Agreement.

The foregoing description of the Purchase Agreement and the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement and the Registration Rights Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated March 21, 2025, by and among Cyclerion Therapeutics, Inc. and the investors party thereto

10.2	Registration Rights Agreement, dated March 21, 2025, by and among Cyclerion Therapeutics, Inc. and the investors party thereto

104	Cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYCLERION THERAPEUTICS, INC.

Date: March 25, 2025	By:	/s/ Regina Graul, Ph.D.
	Name:	Regina Graul, Ph.D.
	Title:	President and Chief Executive Officer